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Exhibit 99.11

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, James H. Hance Jr., included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ JAMES H. HANCE JR. Name: James H. Hance Jr.
Date: January 31, 2006

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  Exhibit 99.11
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS